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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


     Date Of Report (Date Of Earliest Event Reported):  December 31, 1998


                       EAGLE HARDWARE & GARDEN, INC.
           (Exact Name Of Registrant As Specified In Its Charter)


         WASHINGTON                   0-19830             91-1465348
    (State Of Incorporation)        (Commission          (IRS Employer
                                    File Number)       Identification No.)


                              981 Powell Avenue
                           Renton, Washington 98055
                               (425) 227-5740
  (Address And Telephone Number Of Registrant's Principal Executive Offices)


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ITEM 5.  OTHER EVENTS.

         On December 31, 1998, Lowe's Companies, Inc. ("Lowe's") and Eagle Hardware & Garden, Inc. ("Eagle") announced that the anticipated completion date for the merger of Eagle with Lowe's is expected to occur late in the first quarter of 1999.

         The proxy solicitation materials and prospectus that will be incorporated into the registration statement covering shares of Lowe's common stock to be issued to Eagle shareholders was filed by Eagle with the Securities and Exchange Commission on December 11, 1998. As expected, Eagle has been notified by the SEC staff that the proxy materials will be given "full review," with staff comments expected in early to mid January 1999. Because of the time period required between mailing of the proxy statement to Eagle shareholders and the Eagle shareholders meeting (approximately 30 days), the earliest the Eagle shareholders meeting can now be held is late February 1999.

         Lowe's and Eagle also announced that the two companies are in the process of providing, on a voluntary basis, certain additional information to the Federal Trade Commission staff in connection with its antitrust review of the proposed transaction. In order to provide the FTC staff additional time to consider the information being supplied by the companies, Lowe's has elected to withdraw and refile its Hart-Scott-Rodino filing. It is now expected that the 30-day time period available for FTC action on the refiled pre-merger notification report will expire in late January 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

         99.1  Press release dated December 31, 1998 updating merger timetable.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EAGLE HARDWARE & GARDEN, INC.

Date:  January 4, 1999

                                     By:  /S/ RICHARD T. TAKATA
                                          ------------------------------
                                          Richard T. Takata
                                          President and Chief Executive Officer


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                                EXHIBIT INDEX

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Exhibit No.     Description
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
   99.1         Press release dated December 31, 1998 updating merger timetable.
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